Mexus Gold US
1805 N Carson St, Carson City NV 89701
916-776-1822 mexusgoldus@aol.com

9/26/2018

Action Stock Transfer Corp.
2469 East Fort Union Blvd.-suite 214
Salt Lake City, UT 84121

Dear Action Stock Transfer Corp.,

Mexus Gold US, A Nevada corporation and Francis Stadelman (Francis & Alice Stadelman Revocable Living Trust) have entered into a Securities Purchase agreement dated Sept 26, 2018 providing for the issuance of the Convertible promissory note in the principal amount of $.200,000

The shares to be issued are to be registered in the name of the registered holder of the securities submitted for conversion.

You (transfer agent) are here by irrevocably authorized and instructed to reserve a sufficient number of shares for the term of six months of common stock of the company (30,000,000 shares for the subject note) for issuance upon full conversion of the note in accordance with the terms thereof.

The ability to convert the note in a timely manner is a material obligation of the company pursuant to the note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the company.(from the reserve, but in the event there are insufficient reserve shares of common stock) to accommodate a conversion notice (define below) your firm and company agree that the conversion notice should be completed using authorized but unused shares of common stock that the company has in its treasury(A) upon your receipt from the investor Of a notice of conversion executed by the investor and an opinion of counsel of the investor in form substance and scope for customary for

opinions of counsel in comparable transactions and satisfactory to the transfer agent to the effect that the shares of common stock of the company issued to be the investor pursuant to the conversion notice are not restricted securities and should be issued to the investor without any restrictive legend and the number of shares to be issued is less then 4.99% of the total issued common stock of the company.

The board of directors of the company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

X Paul Thompson

Paul Thompson Sr.
President